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                                                                   Exhibit 5.1
                                                                   -----------
                                              (includes Exhibits 8.1 and 23.1)



                                July 21, 2005
CWHEQ, Inc.
4500 Park Granada
Calabasas, California 91302

             Re:       CWHEQ, Inc.
                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

           We have acted as counsel for CWHEQ, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") relating to the issuance from time to time of Asset Backed Notes and Asset Backed Certificates (the "Securities"), issuable in series (each, a "Series"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, sale and servicing agreement, trust agreement or indenture (each, an "Agreement") among the Company, a trustee (the "Trustee") and, where appropriate, a master servicer (the "Master Servicer"), each to be identified (together with any other relevant parties) in the prospectus supplement for such Series of Securities.

            We have examined copies of the Company's Certificate of Incorporation, the Company's By-laws, forms of the pooling and servicing agreement, as previously filed as Exhibits 4.1 and 4.2 to registration statement No. 333-121378 (and incorporated by reference in the Registration Statement), the form of trust agreement, as filed as Exhibit 4.3 to the Registration Statement, the form of indenture, as filed as Exhibit 4.4 to the Registration Statement, the forms of Securities included in any Agreement so filed in the Registration Statement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

           Based upon the foregoing, we are of the opinion that:

           1. When any Agreement relating to a Series of Securities has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Master Servicer, if any, the Trustee and any other party thereto, such Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

           2. When a Series of Securities has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Agreement and issued and delivered against payment thereof as described in the Registration Statement, such Series of Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

           3. The information set forth in the Prospectus under the caption "Material Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects. The opinions set forth in the Prospectus under the heading "Material Federal Income Tax Consequences" are hereby confirmed.

           In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

           We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in each prospectus supplement and the prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                      Very truly yours,



                                      /s/ Sidley Austin Brown & Wood LLP